*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 14, 2015.

LAKELAND FINANCIAL CORP.

Meeting Information

Meeting Type:                         Annual Meeting

For holders as of:                   February 25, 2015

Date:  April 14, 2015                        Time:  4:30 p.m., Local Time

Location:  Fort Wayne Country Club
5221 Covington Road
Fort Wayne, Indiana 46804

LAKELAND FINANCIAL CORP. ATTN: KRISTIN PRUITT

202 EAST CENTER STREET

P.O. BOX 1387

WARSAW, IN 46581

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

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See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                                                      ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote .com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:                             www.proxyvote.com
2) BY TELEPHONE:                        1-800-579-1639
3) BY E-MAIL*:                                sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 31, 2015 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR
the following proposals:

1.       ELECTION OF DIRECTORS

Nominees:

1a.    Blake W. Augsburger

1b.    Robert E. Bartels, Jr.

1c.    Daniel F. Evans, Jr.

1d.    David M. Findlay

1e.    Thomas A. Hiatt

1f.     Michael L. Kubacki

1g.    Charles E. Niemier

1h.    Emily E. Pichon

1i.     Steven D. Ross

1j.     Brian J. Smith

1k.    Bradley J. Toothaker

1l.     Ronald D. Truex

1m.   M. Scott Welch

2.	APPROVAL, by non-binding vote, of the Company's compensation of certain executive officers.

3.	RATIFY THE APPOINTMENT OF CROWE HORWATH LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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